Exhibit 107

Calculation of Filing Fee Table

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FORM S-3

(Form Type)

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Voya Retirement Insurance and Annuity Company

(Exact Name of Registrant as Specified in its Charter)

Newly Registered and Carry Forward Securities

	Security Type	Security Class Title[1]	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit[2]	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered and Carry Forward Securities
Fees to Be Paid	Other	Other	457(o)	200,000,000	Not applicable	$200,000,000	$92.70 per million	$18,540.00
Fees Previously Paid[3]	Other	Other	Not applicable	150,000,000	Not applicable	$150,000,000	$129.80 per million	$19,470.00	Not applicable	Not applicable	Not applicable	Not applicable
	Total Offering Amounts					Not applicable		$18,540.00
	Total Fees Previously Paid							--
	Total Fee Offsets							--
	Net Fee Due							$18,540.00

Explanations Related to Table Above:

[1]	There is only a single class of the market value adjustment securities registered on this Form S-3. Likewise, there was only a single class of market value adjustment securities registered on the prior Form S-3 from which securities are being carried over.

[2]	Not applicable because market value adjustment securities are sold based on dollars invested, rather than based on a price per unit.

[3]	This registration statement includes unsold securities previously registered under the Securities Act of 1933 (“Securities Act”) on Form S-3 (File No. 333-239315) filed by the Registrant on June 19, 2020 (“Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, all unsold securities from the Prior Registration Statement will be added to this Registration Statement and the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. As of June 30, 2022, there were $40,092 of unsold securities registered pursuant to the Prior Registration Statement.